EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62676) pertaining to the Westcorp Employee Stock Ownership and Salary Savings Plan of our report dated May 21, 2007, with respect to the financial statements and supplemental schedule of the Westcorp Employee Stock Ownership and Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ HANCOCK ASKEW & CO., LLP

Savannah, Georgia

May 21, 2007